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                                                                      EXHIBIT 99

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PRESS RELEASE
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busybox.com, inc.                                 CONTACT: JON M. BLOODWORTH
15113 Sunset Blvd., Suite 1                       Chief Executive Officer
Pacific Palisades, California  90272              Phone:      (310) 459-9015
                                                  Email: jbloodworth@busybox.com


FOR IMMEDIATE RELEASE


                       BUSYBOX ANNOUNCES DELAY IN FILING
                         ANNUAL REPORT AND SCHEDULING
                         OF ANNUAL SHAREHOLDER MEETING

PACIFIC PALISADES, CA, APRIL 19, 2001 - busybox.com, inc., (OTCBB: BUSY; BUSYW) ("Busybox" or the "Company") announced today that it was not able to file its annual report on Form 10-KSB for the fiscal year ended December 31, 2000 ("10-KSB") in a timely manner.

         The Company was recently informed by its previous auditors, Grant Thornton LLP, that it would not be able to provide the Company with a consent with regard to the Company's financial statements for fiscal year 1999, which is required to be included in the 10-KSB. The Company's current auditors have agreed to audit the Company's financial statements for fiscal year 1999 for inclusion in the 10-KSB. The Company will file its annual report as expeditiously as possible upon completion of the requisite audits.

         As previously disclosed, the Company entered into an Option Agreement with Videostate, Inc. on February 17, 2001, which provided Videostate with an option to purchase up to all or substantially all of the assets of Busybox in exchange for $3.8 million, $800,000 of which will be paid in cash and $3,000,000 of which will be paid in shares of Convergence Holdings plc, the parent company of Videostate, which are traded on the London Stock Exchange's Alternative Investment Market. Videostate's option expires on May 31, 2001.

         The Company has decided to delay scheduling of its annual meeting of shareholders pending either the exercise or expiration of Videostate's option in order to avoid added expenses of a subsequent special meeting of shareholders that would be required in order to obtain shareholder approval of the sale of assets to Videostate in the event that Videostate exercises the option.


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About Busybox.com, inc.:

         Founded in 1995, Busybox is a Los Angeles-based company that develops, distributes, and sells digital imagery over the Internet, as well as on videotape and CD-ROM. The Company's preeminent product, the BusyboxPro professional product suite, offers thousands of stock video images and allows customers the ability to immediately buy and download stock cinematography online, royalty-free. BusyboxPro, launched in July 2000, features affordable pricing and establishes a new benchmark in the digital video market by giving customers unrestricted use of the digital video and cinematography in commercials, broadcasts, presentations, corporate videos, multimedia and Web applications. Recently announced new products include 18 royalty-free video footage CD collections. For more product information, visit http://www.busyboxpro.com or visit Busybox's corporate Web site at http://www.busybox.com.

         THIS DOCUMENT INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, BASED ON CURRENT MANAGEMENT EXPECTATIONS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE MANAGEMENT EXPECTATIONS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO VARY FROM CURRENT MANAGEMENT EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, RATES AND REGULATIONS OF FEDERAL AND STATE TAX AUTHORITIES, INDUSTRY COMPETITION, CHANGES IN ACCOUNTING PRINCIPLES, POLICIES AND GUIDELINES, AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, MARKETS, PRODUCTS, SERVICES AND PRICES. FURTHER DESCRIPTION OF THE RISKS AND UNCERTAINTIES TO THE BUSINESS ARE INCLUDED IN DETAIL IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-QSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2000 AND REGISTRATION STATEMENT ON FORM SB-2, AS AMENDED, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2000.

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